                            SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[X]      Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Section  240.14a-11(c) or Section
         240.14a-12

                         NATIONAL RESEARCH CORPORATION
                         -----------------------------
                (Name of Registrant as Specified in its Charter)


               --------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

      2)  Form, Schedule or Registration Statement No.:

      3)  Filing Party:

      4)  Date Filed:

                         NATIONAL RESEARCH CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 28, 1998

To the Shareholders of
  National Research Corporation:

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of National Research Corporation will be held on Tuesday, April 28, 1998, at 11:00 A.M., local time, at The Cornhusker Hotel, 333 South 13th Street, Lincoln, Nebraska 68508, for the following purposes:

          1. To elect one director to hold office until the 2001 annual meeting of shareholders and until his successor is duly elected and qualified.

          2. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The close of business on March 10, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

     A proxy for the meeting and a proxy statement are enclosed herewith.

                                         By Order of the Board of Directors
                                         NATIONAL RESEARCH CORPORATION

                                         Patrick E. Beans
                                         Secretary

Lincoln, Nebraska
March 31, 1998

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                         NATIONAL RESEARCH CORPORATION
                                1033 "O" STREET
                            LINCOLN, NEBRASKA 68508

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 28, 1998

     This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of National Research Corporation (the "Company") beginning on or about March 31, 1998 in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Tuesday, April 28, 1998, at 11:00 A.M., local time, at The Cornhusker Hotel, 333 South 13th Street, Lincoln, Nebraska 68508 and all adjournments or postponements thereof (the "Annual Meeting") for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

     Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

     A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the one person nominated for election as a director referred to herein and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

     Only holders of record of the Company's common stock, $.001 par value per share (the "Common Stock"), at the close of business on March 10, 1998 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 7,305,000 shares of Common Stock, each of which is entitled to one vote per share.

                             ELECTION OF DIRECTORS

     The Company's By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect one director to hold office until the 2001 annual meeting of shareholders and until his successor is duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as a director of the one person named as a nominee herein. The Board has no reason to believe that the listed nominee will be unable or unwilling to serve as a director if elected. However, in the event that the nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. The director will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Votes will be tabulated by inspectors of election appointed by the Board.

     The following sets forth certain information, as of March 10, 1998, about the Board's nominee for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

                   NOMINEE FOR ELECTION AT THE ANNUAL MEETING

                    Term expiring at the 2001 Annual Meeting

     PATRICK E. BEANS, 40, has served as Vice President, Treasurer and Chief Financial Officer of the Company since August 1997, as a director since October 1997 and as the principal financial officer since he joined the Company in August 1994. From June 1993 until joining the Company, Mr. Beans was the finance director for the Central Interstate Low-Level Radioactive Waste Commission, a five-state compact developing a low-level radioactive waste disposal plan. From 1979 to 1988 and from June 1992 to June 1993, he practiced as a certified public accountant.

THE BOARD RECOMMENDS THE FOREGOING NOMINEE FOR ELECTION AS A DIRECTOR AND URGES EACH SHAREHOLDER TO VOTE "FOR" SUCH NOMINEE. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" SUCH NOMINEE.

                         DIRECTORS CONTINUING IN OFFICE

                    Term expiring at the 1999 Annual Meeting

     PAUL C. SCHORR, III, 61, has served as a director of the Company since February 1998. Mr. Schorr has been the President and Chief Executive Officer of ComCor Holding Inc., an electrical contractor specializing in construction consulting services, since 1987. Mr. Schorr is a director of Aliant Communications Inc., Austins Steaks & Saloon, Inc. and Ameritas Life Insurance Corp.

                   Terms expiring at the 2000 Annual Meeting

     MICHAEL D. HAYS, 43, has served as President and Chief Executive Officer and as a director since he founded the Company in 1981. Prior thereto, Mr. Hays served for seven years as a Vice President and a director of SRI Research Center, Inc. (n/k/a the Gallup Organization).

     JOHN N. NUNNELLY, 45, has served as a director of the Company since December 1997. Mr. Nunnelly has been the Senior Vice President and General Manager for both the Amherst Product Group and Managed Care Group of HBO & Company, a leader in the healthcare information industry, since 1988, and has also served HBO & Company in various other positions such as Regional Vice President, Service and Sales, Vice President of Research and Development, Vice President of Business Development and most recently, National Vice President of Sales.

                               BOARD OF DIRECTORS

GENERAL

     The Board has standing Audit and Compensation Committees. The Audit Committee is responsible for recommending to the Board the appointment of independent auditors, reviewing and approving the scope of the annual audit activities of the auditors, approving the audit fee payable to the auditors and reviewing audit results. John N. Nunnelly (Chairman) and Paul C. Schorr, III are members of the Audit Committee. The Audit Committee held no meetings in 1997.

     The Compensation Committee reviews and recommends to the Board the compensation structure for the Company's directors, officers and other managerial personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation, and administers the National Research Corporation 1997 Equity Incentive Plan (the "Equity Incentive Plan") and the National Research Corporation Director Stock Plan (the "Director Plan"). Paul C. Schorr, III (Chairman) and John N. Nunnelly are members of the Compensation Committee. The Compensation Committee held no meetings in 1997.

     The Board has no standing nominating committee. The Board selects the director nominees to stand for election at the Company's annual meetings of shareholders and to fill vacancies occurring on the Board. The Board will consider nominees recommended by shareholders, but has no established procedures which shareholders must follow to make a recommendation. The Company's By-Laws also provide for shareholder nominations of candidates for election as directors. These provisions require such nominations to be made pursuant to timely notice (as specified in the By-Laws) in writing to the Secretary of the Company. The shareholder's notice must contain information relating to the nominee which is required to be disclosed by the Company's By-Laws and the Securities Exchange Act of 1934.

     The Board held three meetings in 1997. Each director attended all of the meetings of the Board and all of the meetings held by all committees of the Board on which such director served during the year.

DIRECTOR COMPENSATION

     Directors who are executive officers of the Company receive no compensation for service as members of either the Board or committees thereof. Directors who are not executive officers of the Company receive an annual retainer of $10,000 and a fee of $500 for each committee meeting attended. Additionally, directors are reimbursed for out-of-pocket expenses associated with attending meetings of the Board and committees thereof.

     Pursuant to the Director Plan, each director who is not an employee of the Company will receive an annual grant of an option to purchase 1,000 shares of Common Stock on the date of each annual meeting of shareholders. The options will have an exercise price equal to the fair market value of the Common Stock on the date of grant and will vest one year after the grant date.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 10, 1998 by: (i) each director and nominee; (ii) each of the executive officers named in the Summary Compensation Table set forth below; (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (iv) each person or other entity known by the Company to own beneficially more than 5% of the Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned.

                                                                  SHARES OF             PERCENT OF
                                                                 COMMON STOCK          COMMON STOCK
                  NAME OF BENEFICIAL OWNER                    BENEFICIALLY OWNED    BENEFICIALLY OWNED
                  ------------------------                    ------------------    ------------------
Michael D. Hays(1)..........................................      4,847,910                66.4%
Jona S. Raasch..............................................         66,090              *
Patrick E. Beans............................................         28,200(2)           *
Paul C. Schorr, III.........................................          2,000(3)           *
Sharon Flaherty.............................................              0              *
John N. Nunnelly............................................              0              *
All directors, nominees and executive officers as a group (6
  persons)..................................................      4,944,200                67.7%
Geocapital, LLC(4)..........................................        557,000                 7.6%

-------------------------

 *  Denotes less than 1%.

(1) The address of Michael D. Hays is 1033 "O" Street, Lincoln, Nebraska 68508.

(2) Includes 200 shares held by Mr. Beans as custodian for his minor children.

(3) Includes 1,000 shares owned by The Schorr Family Company, Inc., which Mr. Schorr manages, and 1,000 shares owned by Mr. Schorr's wife.

(4) The information is based on a report on Schedule 13G, dated February 13, 1998, filed by Geocapital, LLC ("Geocapital") with the Securities and Exchange Commission. Geocapital reported sole investment power but no voting power with respect to these shares. The address of Geocapital is 767 Fifth Avenue, New York, New York 10153-4590.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION INFORMATION

     The following table sets forth certain information concerning the compensation earned in each of the last two fiscal years by the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers whose total cash compensation exceeded $100,000 in the fiscal year ended December 31, 1997. The persons named in the table are sometimes referred to herein as the "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                      -----------------------------------------   -------------------------
                                                                                    AWARDS       PAYOUTS
                                                                                  ----------   ------------
                                                                                  SECURITIES    LONG-TERM
                                                                                  UNDERLYING    INCENTIVE
          NAME AND                                              OTHER ANNUAL        STOCK      COMPENSATION      ALL OTHER
     PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)   COMPENSATION($)(1)   OPTIONS(#)    PAYOUTS($)    COMPENSATION($)
     ------------------        ----   ---------   --------   ------------------   ----------   ------------   ---------------
Michael D. Hays                1997    140,000     70,000               -                -          -              1,523(2)
  President and Chief          1996    140,000     70,000               -                -          -              1,523
  Executive Officer
Jona S. Raasch                 1997     72,472    954,737(3)            -                -          -                906(4)
  Vice President and Chief     1996     72,472    117,290               -                -          -              1,167
  Operations Officer
Patrick E. Beans               1997     72,472    954,737(3)            -                -          -                906(4)
  Vice President, Treasurer    1996     72,472    117,290               -                -          -              1,167
  and Chief Financial Officer
Sharon Flaherty                1997    136,230    142,284          63,932            6,666          -              2,713(6)
  Vice President-Sales,        1996      5,833          -           2,443                -          -                  -
  Marketing and Client
    Services(5)

-------------------------
(1) Certain personal benefits provided by the Company to the named executive officers are not included in the table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such officer's salary and bonus in each respective year, except for Ms. Flaherty who in 1997 and 1996 received benefits of $63,932 and $2,443, respectively, for relocation and moving expenses paid by the Company.

(2) Premiums for disability insurance paid by the Company for the benefit of Mr. Hays.

(3) Includes an $870,000 special cash bonus awarded in 1997 in connection with the initial public offering of the Common Stock and prior to termination of the Company's S Corporation status to allow the purchase of shares of Common Stock.

(4) Additional wages paid by the Company when professional development programs were attended. This benefit was terminated at the end of January 1997, but some wages for 1996 programs were paid in the first quarter of 1997.

(5) Ms. Flaherty's employment with the Company began in December 1996.

(6) Premiums for disability and life insurance paid by the Company for the benefit of Ms. Flaherty.

STOCK OPTIONS

     The Company has in effect the Equity Incentive Plan pursuant to which options to purchase Common Stock may be granted to employees of the Company, including officers and employee-directors. The following table presents certain information as to grants of stock options made during 1997 to Sharon Flaherty. No other named executive officer was granted options in 1997.

                       OPTION GRANTS IN 1997 FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE VALUE
                                                                                                AT ASSUMED ANNUAL RATES
                                                                                            OF STOCK PRICE APPRECIATION FOR
                                                  INDIVIDUAL GRANTS                                 OPTION TERM(2)
                              ----------------------------------------------------------   ---------------------------------
                                 NUMBER OF       PERCENT OF
                                SECURITIES      TOTAL OPTIONS                               AT 0%       AT 5%       AT 10%
                                UNDERLYING       GRANTED TO     EXERCISE OR                 ANNUAL     ANNUAL       ANNUAL
                              OPTIONS GRANTED   EMPLOYEES IN    BASE PRICE    EXPIRATION    GROWTH     GROWTH       GROWTH
           NAME                   (#)(1)         FISCAL YEAR     ($/SHARE)       DATE        RATE       RATE         RATE
           ----               ---------------   -------------   -----------   ----------   --------   ---------   ----------
Sharon Flaherty............        6,666            3.9%          $15.00       10/9/02         0       $62,883     $159,358

-------------------------

(1) The options reflected in the table (which are nonstatutory options for purposes of the Internal Revenue Code) were granted on October 9, 1997, and become exercisable in 33 1/3% increments on October 9, 1998, 1999 and 2000.

(2) This presentation is intended to disclose the potential value which would accrue to the optionee if the option were exercised the day before it would expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of the Common Stock.

     The following table sets forth information regarding the exercise of stock options by the named executive officers during 1997 and the year-end value of unexercised options held by such persons. Mr. Hays, Ms. Raasch and Mr. Beans did not hold any options to acquire Common Stock as of December 31, 1997 and are accordingly not reflected in the table.

                      AGGREGATED OPTION EXERCISES IN 1997
                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                                  OPTIONS AT FISCAL             IN-THE-MONEY OPTIONS
                                 SHARES                              YEAR-END(#)              AT FISCAL YEAR-END($)(1)
                               ACQUIRED ON       VALUE       ----------------------------    ---------------------------
            NAME               EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
            ----               -----------    -----------    -----------    -------------    -----------   -------------
Sharon Flaherty..............      --             --              0             6,666            --             (2)

-------------------------
(1) The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year-end, respectively.

(2) Not applicable. The fair market value of the underlying Common Stock at fiscal year-end was less than the exercise price of the options.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     On July 15, 1994, the Company set forth the terms and conditions of Patrick
E. Beans' employment with the Company in an employment memorandum. Pursuant to this memorandum, Mr. Beans is entitled to an annual base salary of $70,000 and is entitled to participate in the Company's incentive plan, the National Research Corporation 401(k) Savings Plan and a stock option pool or similar benefit plan (currently the Equity Incentive Plan). Under this memorandum, the Company agreed to employ Mr. Beans as its Chief Financial Officer.

     In December 1996, the Company entered into an Employment Agreement with Sharon Flaherty pursuant to which the Company agreed to employ Ms. Flaherty until the earlier of November 30, 1999 or her death, disability or termination, whether for cause or voluntarily, with the term of employment automatically renewed for successive one-year periods thereafter unless terminated by either party. Under the Employment Agreement, Ms. Flaherty has direct responsibility for the Company's sales, marketing and client services. The Employment Agreement provides for (i) an annual base salary of $140,000; (ii) an annual incentive based on increases in the rate of revenue growth, revenue level and profitability of the Company; and (iii) participation in a long-term incentive plan (currently the Equity Incentive Plan) on the same terms as the Company's other senior officers. If Ms. Flaherty's employment is terminated by the Company for any reason other than cause, Ms. Flaherty is entitled to receive severance pay of $200,000 over the remaining initial term or over a twelve-month period during any extended term. The Employment Agreement also contains a covenant not to compete for the remaining initial term or for a period of twelve months following termination during any extended term.

REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for all aspects of the Company's compensation package offered to its corporate officers, including the named executive officers. However, the Company did not have an active Compensation Committee until John N. Nunnelly and Paul C. Schorr, III were elected as directors. As a result, Michael D. Hays and Patrick E. Beans, both executive officers of the Company, were responsible for fixing the compensation paid to the executive officers of the Company in 1997. Therefore, the following report was prepared by the Board of Directors.

     The Company's executive compensation program is designed to promote a strong, direct relationship between Company and individual performance and compensation. The Company has developed an overall compensation strategy and specific compensation plans that are intended to be an effective tool for fostering the creation of shareholder value and the execution of the Company's business plan. The overall objectives of this strategy are to make executive compensation generally competitive, with a substantial portion of such compensation contingent upon Company and individual performance and to encourage equity ownership by the Company's executive officers so that their interests are closely aligned with the interests of shareholders.

     During 1996, the Company retained a nationally-recognized compensation consultant to advise it with respect to compensation issues. The first step in the overall review of executive compensation was an analysis of the duties and responsibilities of each Company executive. Subsequently, the Company's consultant compared the compensation for each Company executive with general market data for individuals with comparable job responsibilities. The Company's consultant summarized its conclusions on Company executive compensation in a report finalized in late 1997. The results of this study will provide the framework for determining compensation for executives of the Company in 1998 and beyond.

     The Company's executive compensation program is designed to base compensation on the Company's quarterly, annual and long-term performance goals by rewarding above-average corporate performance and recognizing individual initiative and achievement. The key elements of the Company's executive compensation program consist of base salary, annual bonus and stock options. A general description of the elements of the Company's compensation program, including the bases for the compensation awarded to the Company's Chief Executive Officer for 1997, are discussed below.

     Base Salary. Base salaries are initially determined by evaluating the responsibilities of the position, the experience and contributions of the individual and the salaries for comparable positions in the competitive marketplace. Base salary levels for the Company's executive officers are generally positioned at the midpoint of the range for comparable positions in companies of similar size offering similar services. While the Company believes it offers competitive base salaries, the Company attempts to keep executive base salary increases as low as possible in order to limit the Company's exposure if performance targets are not met. The base salaries paid to two named executive officers, Mr. Beans and Ms. Flaherty, are also based on their employment agreements with the Company. See above under "-- Agreements with Named Executive Officers."

     Annual Bonus. The Company's executive officers are eligible for annual cash bonus awards under the Company's incentive compensation program. Under this program, Company and individual performance objectives are established at the beginning of each year. Company performance objectives are based on the Company obtaining certain levels of net profits. Individual performance objectives are oriented to long-term objectives of the Company, with stated goals and activities to achieve those objectives specified for each individual. Ms. Flaherty is entitled to receive an annual incentive bonus calculated under her employment agreement with the Company (see above under "-- Agreements with Named Executive Officers"). The bonus amounts are generally paid in 20% increments over a five-year period from the date of the award of the bonus.

     Stock Options. The Equity Incentive Plan is designed to encourage and create ownership of Common Stock by key executives, thereby promoting a close identity of interests between the Company's management and its shareholders. The Equity Incentive Plan is designed to motivate and reward executives for long-term strategic management and the enhancement of shareholder value. The Board of Directors has determined that stock option grants to the Company's employees, including key executive officers, are consistent with the Company's best interest and the Company's overall compensation program.

     Ms. Flaherty was the only named executive officer granted stock options during 1997. Such stock options were granted in connection with the Company's initial public offering, at which time all of the Company's other associates were granted stock options. The Board of Directors intends to replace the portion of the annual bonus that is currently paid on a deferred basis with stock options in future years.

     Stock options are granted with an exercise price equal to the market value of the Common Stock on the date of grant. Stock options granted in 1997 to Ms. Flaherty vest and become exercisable in equal increments over a three-year period. Vesting schedules are designed to encourage the creation of shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years and the executive remains in the Company's employ.

     Chief Executive Officer Compensation. During 1997, the Company's Chief Executive Officer, Michael D. Hays, was paid a salary of $140,000. In addition, Mr. Hays was awarded a bonus of $70,000 in 1997, all of which was paid in the first quarter of 1998. In evaluating Mr. Hays' performance during 1997, the Board of

Directors considered the Company's overall financial performance, which exceeded that of prior years, and the successful completion of the Company's initial public offering.

     Section 162 (m) Limitation. The Company anticipates that all 1998 compensation to executives will be fully deductible under Section 162(m) of the Internal Revenue Code. Therefore, the Company determined that a policy with respect to qualifying compensation paid to executive officers for deductibility is not necessary.

                         NATIONAL RESEARCH CORPORATION
                               BOARD OF DIRECTORS
                                Michael D. Hays
                                John N. Nunnelly
                                Patrick E. Beans
                              Paul C. Schorr, III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are John N. Nunnelly and Paul C. Schorr, III. The Company did not have an active Compensation Committee until Messrs. Nunnelly and Schorr were elected as directors. As a result, Michael D. Hays and Patrick E. Beans, both executive officers of the Company, were responsible for fixing the compensation paid to the executive officers of the Company in 1997.

                            PERFORMANCE INFORMATION

     The following graph compares on a cumulative basis changes since October 10, 1997 (the date on which the Common Stock was first publicly traded) in (a) the total shareholder return on the Common Stock with (b) the total return on the Nasdaq Stock Market (U.S.) Index and (c) the total return on the Russell 2000 Index. Such changes have been measured by dividing (a) the sum of (i) the amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the price per share at the end of and the beginning of the measurement period, by (b) the price per share at the beginning of the measurement period. The graph assumes $100 was invested on October 10, 1997 in Common Stock, the Nasdaq Stock Market (U.S.) Index and the Russell 2000 Index.

     The Russell 2000 Index is an index of companies with market capitalizations similar to the Company. The Company has selected this index because, at this time, the Company does not believe it can reasonably identify a peer group for comparison. The Company believes that an index of companies with similar market capitalizations provides a reasonable basis for comparing total shareholder returns.

                                                                        NASDAQ
                                                NATIONAL                MARKET
      Measurement Period                        RESEARCH                 (U.S.)           RUSSELL
    (Fiscal Year Covered)                      CORPORATION               INDEX           2000 INDEX
October 10, 1997                                  100                      100               100
October 31, 1997                                  135.00                 94.80             95.61
November 30, 1997                                 130.42                 95.27             94.99
December 31, 1997                                 44.17                  93.78             96.65

                              CERTAIN TRANSACTIONS

     Prior to joining the Company in 1996, Sharon Flaherty, Vice President-Sales, Marketing and Client Services, served as President of Kaiser Foundation Health Plan of Texas and as a Vice President of Kaiser Foundation Health Plan, Inc., the parent of Kaiser Permanente-Northern California Region. Kaiser Permanente-Northern California Region began its relationship with the Company in 1994 and accounted for 31% of the Company's total revenues in 1997.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended December 31, 1997 all of its directors and executive officers complied with the Section 16(a) filing requirements.

                                 MISCELLANEOUS

INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP acted as the independent auditors for the Company in 1997 and it is anticipated that such firm will be similarly appointed to act in 1998. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS

     Proposals which shareholders of the Company intend to present at and have included in the Company's proxy statement for the 1999 annual meeting must be received by the Company by the close of business on December 1, 1999. In addition, a shareholder who otherwise intends to present business at the 1998 annual meeting (including, nominating persons for election as directors) must comply with the requirements set forth in the Company's By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time periods specified in the By-Laws.

OTHER MATTERS

     The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

                                         By Order of the Board of Directors
                                         NATIONAL RESEARCH CORPORATION

                                         Patrick E. Beans
                                         Secretary

March 31, 1998

                         NATIONAL RESEARCH CORPORATION
                      1998 ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The undersigned hereby appoints Michael D. Hays and Patrick E. Beans, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of National Research Corporation held of record by the undersigned on March 10, 1998, at the annual meeting of shareholders to be held on April 28, 1998, or any adjournment or postponement thereof.

 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE BOARD'S NOMINEE.





*   PLEASE DETACH BELOW, SIGN, DATE AND RETURN USING THE ENVELOPE PROVIDED   *

                         NATIONAL RESEARCH CORPORATION

 1.       ELECTION OF DIRECTOR:   1 - PATRICK E. BEANS                     [ ]     FOR the nominee        [ ]     WITHHOLD
          Term expiring at the                                                     listed to the left             AUTHORITY
          2001 Annual Meeting                                                      (except as                     to vote for the
                                                                                   specified below).              nominee listed
                                                                                                                  to the left.

                                                                           --------------------------------------------------
 (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)  --------------------------------------------------


 2.       IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


 Address Change?                  Date______________________, 1998                            NO. OF SHARES
 MARK BOX                  [ ]                                             --------------------------------------------------
 Indicate changes below:

                                           [ ] Please check this box
                                               if you plan to attend
                                               the Annual Meeting.         --------------------------------------------------
                                               Number of persons
                                               attending:  _____


                                                                           SIGNATURE(S) IN BOX
                                                                           Please sign exactly as name appears hereon.  When
                                                                           shares are held by joint tenants, both should sign.
                                                                           When signing as attorney, executor, administrator,
                                                                           trustee or guardian, please give full title as such.
                                                                           If a corporation, please sign in full corporate name
                                                                           by President or other authorized officer.  If a
                                                                           partnership, please sign in partnership name by
                                                                           authorized person.